LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersign, John E. Vollmer III, hereby authorizes each of Jonathan
D. Nelson, A. Glenn Patterson and Cloyce A. Talbott, as the undersign's attorney-in-fact, with full power of substitution, to execute in the name and on behalf of the undersign, and to file any and all Form 4s - Statement of Changes of Beneficial Ownership of Securities, and Form 5s - Annual Statement of Beneficial Ownership of Securities, required to be filed by the undersign with the Securities and Exchange Commission.



	Executed this 5th day of June, 2003.



									 /s/ John E. Vollmer III

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